As filed with the Securities and Exchange Commission on April 20, 2017

 Registration No. 333-193160

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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NCM Financial, Inc.

(Exact Name of Small Business Issuer in its Charter)

Texas	7372	20-4859853
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

 Rosewood Court 2101 Cedar Springs Road,

Suite 1050

Dallas, TX 75201

Tel. No.: 800-686-3259

 (Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01	Changes in Registrant’s Certifying Accountant

(a)	Resignation of KLJ & Associates, LLP., Certified Public Accountants

(i)	On February 19, 2017 KLJ & Associates, LLP., (“KLJ”) resigned as independent auditors of NCM Financial, Inc.

(ii)	The audit reports of KLJ on the financial statements of the Company as of December 31, 2014 and 2013 (last two fiscal years filed) did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to audit scope or accounting principles. However, KLJ’s report did contain an explanatory paragraph indicating that there is substantial doubt about the Company’s ability to continue as a going concern.

(iii)	The resignation of KLJ was accepted by the Board of Directors of NCM Financial, Inc. on February 23, 2017.

(iv)	During the registrant's two most recent fiscal years and any subsequent interim period preceding the resignation by KLJ, there were no (i) disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-k.

The Company has provided KLJ a copy of the disclosure it is making in this report and has requested that KLJ furnish it with a letter addressed to the SEC stating whether or not it agrees with the Company’s statements in this Item 4.01. A copy of the letter furnished by KLJ in response to that request, dated March 15, 2017, is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Exhibits

10.3	KLJ & Associates, LLP Auditor Resignation, dated March 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCM FINANCIAL, INC.

	By:	/s/ Michael Noel
Dated: April 20, 2017		Michael Noel
Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer).